Exhibit 10.1

DATED THIS 04 DECEMBER 2023

BETWEEN

PERFECT PRESS SDN BHD

[Co. No: 199601030608 (402960-H)]

(LANDLORD)

AND

inTEST SE ASIA SDN BHD

[Co. No: 202301043866 (1537782-A)]

(TENANT)

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TENANCY AGREEMENT

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Premises: SV24, Batu Kawan Industrial Park, 14100 Simpang Ampat, Pulau Pinang.

AN AGREEMENT made on the date stated in Section 1 of the First Schedule hereto between the party whose name and description are stated in Section 2 of the First Schedule hereto (hereinafter called "the Landlord” which expression shall where the context so admits include his heir, successors and assigns) of the one part and the party whose name and description are stated in Section 3 of the First Schedule hereto (hereinafter called "the Tenant” which expression shall where the context so admits include his successors and permitted assigns approved by the Landlord) of the other part.

The Landlord and the Tenant shall be referred hereinafter collectively as “the Parties” or individually as “the Party”.

WHEREAS:

A.	The Landlord is the registered and/or beneficial owner of the premises as described in Section 4 of the First Schedule hereto (hereinafter called "the Demised Premises").

B.	The Landlord is desirous of letting and the Tenant has agreed to take a tenancy of the Demised Premises, subject to the terms and conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:

1.

The Landlord lets and the Tenant takes a tenancy of the Demised Premises TO BE HELD by the Tenant for the duration commencing from the Date of Commencement until the Date of Expiry as stated in Section 6 respectively of the First Schedule hereto (“Term”), subject always to the following:

(a)

the Tenant shall be entitled to vacant possession of the Demised Premises from the date of issuance of a certificate of completion and compliance (“CCC”) as required under the Street, Drainage and Building Act 1974 in respect of the Demised Premises;

(b)

the Landlord represents and agrees that it shall use all best endeavours to ensure that the CCC for the Demised Premises shall be obtained by or before 29th February 2024, failing which the Tenant shall be entitled to terminate this Agreement at no cost by issuing a notice of termination to the Landlord.

For avoidance of doubt, in the event that this Agreement is terminated by the Tenant pursuant to this Clause 1(b), the Parties hereby agree that the Landlord shall not have any claim against the Tenant and the Tenant shall not be liable to any loss and damage howsoever suffered by the Landlord as a result of such termination;

(c)

the Tenant shall be entitled to a one (1) month rent-free renovation period (“Renovation Period”) prior to the commencement of the tenancy created herein (“Tenancy”), within which the Tenant shall, with its own costs, expenses and without compensation from the landlord and subject to the Landlord’s approval pursuant to Clause 3(g) herein, carry out such alterations, additions, improvements or partitions to the Demised Premises as may be necessary for the purposes described in Section 9 of the First Schedule (“Purpose”); and

(d)	the Term of the Tenancy shall only commence upon the expiry of the Renovation Period.

2.	The monthly rental (“Rental”) shall be due and payable in advance in the manner and at the time stipulated in Section 7 of the First Schedule hereto.

3.	The Tenant hereby covenants with the Landlord as follows:

(a)

To pay to the Landlord on or before the date of taking vacant possession of the Demised Premises three (3) months Rental as security deposit (“Security Deposit”) the sum of which is stated in Section 8 of the First Schedule. This Security Deposit represents the security for the due performance and observance of the covenants on the part of the Tenant under this Agreement, and shall not be used as payment towards any monthly Rental which is due in accordance with the terms of this Agreement, and is to be refunded to the Tenant without interest within fourteen (14) days from the expiration or termination of the Tenancy hereby created, provided that the Tenant has not breached any of the terms and conditions of this Agreement;

(b)

To apply for and to pay all fees and charges for the supply of water, electricity, telecommunication services and sewage services (Indah Water Konsortium) in respect of the Demised Premises and utilized by the Tenant during the Term of Tenancy, including any deposits required therefore during the Term;

(c)

To keep the interior of the Demised Premises and the fixtures, fittings and furniture therein in good and tenantable repair and condition (reasonable wear and tear and damage by fire, lightning, flood or tempest and structural defects excepted);

(d)	To use the Demised Premises for the Purpose; as provided in section 9 of the First Schedule

(e)

Not to novate, assign, sublet or in any way part with the possession of the Demised Premises or any part thereof except to the Tenant’s associated and/or related company without prior consent in writing of the Landlord;

(f)

To permit the Landlord or his authorized agents by prior written appointment with the Tenant during its usual business or operating hours to enter upon the Demised Premises for the purposes of repair or inspection of the Demised Premises;

(g)

Save for the alterations, additions, improvements or partitions made to the Demised Premises during the Renovation Period and which is necessary for the Purpose, not to make or permit any alterations, additions, improvements or partitions to the Demised Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld;

(h)

If any alterations, additions, improvements or partitions are made to the Demised Premises with the written consent of the Landlord, the Tenant shall at his own costs and expenses reinstate the Demised Premises to its original condition at the expiration or sooner determination of this Tenancy if so requested by the Landlord, but if no request is made, the Tenant shall not remove any such alterations, additions, improvements or partitions made to the Demised Premises;

(i)

Not to use the Demised Premises or any part thereof or to permit or suffer the Demised Premises or any part thereof to be used for any illegal, unlawful or immoral purposes nor to carry on or permit or suffer to be carried on thereon or any part thereof any offensive, noxious, noisy or dangerous trade, business, manufacture, occupation or activities without the necessary licences, permits or approvals as may be required by law, or which will or may infringe any law or act of any federal, state or local government and/or statutory departments, authorities or agencies having jurisdiction over and affecting the Demised Premises (“Authority”);

(j)

Not to do or suffer on the Demised Premises or any part thereof any act, matter or thing whatsoever without the necessary licences, permits and/or approvals as may be required by law and which may or tend to cause nuisance, annoyance, damage or disturbance to the Landlord or to the owners, tenants or occupiers of any adjoining or neighbouring premises;

(k)

At the Tenant's cost and expense, to attend to and comply with the complaints, improvements, requirements, nuisance notices and all other notices, orders or directions issued and required by the Authority and which are related to the Purpose, whether such notices, orders or directions be issued to the Landlord. In the event that the Tenant fails to comply with such notices, orders or directions, the Landlord shall comply with same and Tenant shall pay to the Landlord on demand all costs and expenses reasonably incurred by the Landlord in complying with the same in so far as this relates to the Demised Premises; For the avoidance of doubt the Landlord shall be responsible for any notices, orders or directions which concern the ownership, building or structure of the Demised Premises, and which are unrelated to or not caused by the carrying out of the Purpose or not due to any breach or default by the Tenant of the terms and conditions of this Agreement;

(l)

To indemnify and keep the Landlord indemnified against all actions, proceedings, expenses, damages, penalties, fees, costs, claims and demands which may be brought or made against or incurred by the Landlord or which the Landlord may pay, sustain or incur by reason of any act, neglect or omission of the Tenant in complying with the notices, orders or directions of the Authority referred to in Clause 3(k) above or on account of any breach and or non-observance of all or any of the covenants, stipulations, terms and conditions herein contained;

(m)	Not to commit or permit or suffer any destruction or damage to any of the walls, ceilings, doors, timbers or appurtenances, partitions fixtures and fittings of the Demised Premises;

(n)

Save for the articles specified under the Third Schedule hereby permitted by the Landlord which are necessary for the Purpose, not to store or bring upon the Demised Premises any other articles of a specially combustible, inflammable or dangerous nature and not to do or permit or suffer to be done anything by reason whereof any insurance effected on the Demised Premises may be rendered void or voidable or whereby the rate of premium thereon may be increased and to comply with all recommendation of the insurers as to fire precaution relating to the Demised Premises

(o)

To permit the Landlord during the period of two (2) months immediately preceding the Date of Expiry, and Provided Always that the Tenant has not exercised its option to renew the Tenancy, to advertise in any manner deemed expedient by the Landlord for the re-letting of the Demised Premises and during the said two (2) months to permit persons with written authority from the Landlord or his agent at reasonable times of the day during the Tenant’s usual business or operating hours to enter upon and view the Demised Premises after prior appointment having being made with the Tenant;

(p)	To engage the services of a professional termite or pest control company to regularly treat the Demised Premises and to prevent termite or pest damage; and

(q)

At the expiration or sooner determination of this Tenancy to peaceably surrender and yield up vacant possession to the Landlord the Demised Premises with all the fixtures and fittings in good and substantial repair and condition (fair wear and tear excepted) and, subject to Clause 3(h) above, all alteration, additions, improvements or partitions made to the Demised Premises.

4.	The Landlord hereby covenants with the Tenant as follows:

(a)

The Landlord has the full power, ability and authority to execute and deliver and perform the terms of this Agreement and has taken all necessary actions to authorize the grant of the Tenancy created herein.

(b)

Subject to the Tenant paying the Rental hereby reserved regularly and promptly and observing and performing the terms and conditions, covenants and stipulations on the Tenant's part as herein contained, the Tenant shall be allowed to peaceably hold and enjoy the said Demised Premises for the Purpose without any interruption or disturbance by the Landlord or by any person rightfully claiming under or in trust for the Landlord.

(c)	To pay and discharge all present and future quit rent, assessment and other outgoings imposed and payable in respect of the Demised Premises except those specifically mentioned in Clause 3(b) hereof.

(d)

To ensure that electricity, water, telecommunication services and sewerage services are ready and connected to the Demised Premises, and the Landlord shall bear all the cost and charges payable to the relevant Authority(ies) for the installation of such utilities, and to pay and bear all charges for any new utilities installation that might be imposed as a result of new law or by laws or regulations that is issued by the relevant Authority from time to time (where applicable).

(e)

To maintain and keep the buildings or structures of the Demised Premises including the roof, main wall, water pipes and the electrical wiring, in good and tenantable repair and condition throughout the Term of Tenancy hereby created except as regards damage to the Demised Premises caused by or resulting from any act of default or negligence of the Tenant or his servants and except as hereinbefore covenanted to be done by the Tenant, then the Tenant shall carry out such repairs at their own cost and expenses.

(f)	Not to grant to any other party any right which may affect or hinder the rights hereby granted to the Tenant under this Agreement.

(g)	In relation to the insurances for the buildings or structures of the Demised Premises:

(i)

the Landlord shall, at its own cost and expenses, effect and maintain or cause to be effected and maintained sufficient insurance for the buildings or structures of the Demised Premises or any part thereof against loss or damage by fire, explosion, tempest, flood, storm, lightning, aerial objects, riot, strike, malicious acts, civil commotion and such other risks as are prudently insurable;

(ii)

the Landlord shall keep the entire buildings or structures of the Demised Premises insured throughout the continuation of the Term of Tenancy to their full replacement value, and shall not at any time knowingly permit or suffer to be done any act matter or thing whereby any insurance affected hereunder may be vitiated or rendered void or voidable; and

(iii)	any proceeds of insurance taken out pursuant to this Clause shall be used solely for the replacement or repair of the lost, damage or destructed buildings or structures of the Demised Premises.

(h)

If, at any time during the continuance of the Term, the buildings or structures of the Demised Premises or any part thereof is rendered wholly or partially unfit for the Purpose by any event not attributable to any act of default or negligence of the Tenant, its servants or agents, or any person lawfully claiming through or under the Tenant:

(i)	the Tenant shall as soon as practicable give notice to the Landlord to repair and restore the Demised Premises or the buildings or structures thereon;

(ii)

within fourteen (14) days after the receipt of the Tenant’s notice, the Landlord shall commence works to rectify and repair and pay all costs and expenses incurred for repairing and restoring the Demised Premises or any buildings or structures thereon fit for the Purpose;

(iii)

for the avoidance of doubt, in the event the Landlord fails to commence repairing and restoring the Demised Premises within the said fourteen (14) days’ period, the Tenant shall be entitled to appoint third party to carry out the repair and restoration works and any cost incurred by the Tenant shall be fully reimbursed by the Landlord; and

(iv)

in the event that the proceeds from any insurance claims made is insufficient for the purposes of the repair and restoration works pursuant to this Clause 4(c), it is agreed that the remaining costs of such repairs and/or restoration works shall be netted off against the amounts of annual Rental due from the Tenant.

(i)

At the expiry or early termination of this Tenancy, subject to there being no monies due from the Tenant to the Landlord pursuant to this Agreement, to forthwith without demand refund to the Tenant the Security Deposit in the manner provided in Clause 3(a) or Clause 5(a)(iv)(B) hereof.

(j)

At the expiry of the Term of Tenancy (or any renewal thereof) to permit the Tenant to dismantle and remove all the Tenant’s movable property, machineries, tools or equipment provided that the Tenant shall at his own costs make good any damage which may be caused in the removal of the Tenant’s movable property, machineries, tools or equipment.

(k)

The Landlord shall indemnify and keep the Tenant fully indemnified against all claims, demands, action, proceedings, cost, penalties, fines, expenses, damages, losses and/or liabilities that may be against, suffered or incurred by the Tenant arising from any injury caused to the Demised Premises or any neighboring premises or to any person by any act or default or negligence of the Landlord or its servants, agent, obligations and covenants herein contained.

5.	PROVIDED ALWAYS AND IT IS HEREBY MUTUALLY AGREED between the parties as follows:

(a)	Termination

(i)	If,

(A)	the Rental hereby reserved or any part thereof shall at any time be in arrears and unpaid for seven (7) days after becoming due and payable (whether formally demanded or not);

(B)	there be any breach or non-observance of any of the terms, conditions, covenants and stipulations on the Tenant's part herein contained;

(C)	the Tenant during the Term shall commit any act of bankruptcy or being a company shall go into liquidation either voluntary or compulsory (save for the purposes of amalgamation or reconstruction);

(D)	the Tenant during the Term shall enter into any arrangement or composition for the benefit of the Tenant's creditors; or

(E)	the Tenant shall suffer any distress or execution to be levied on the Tenant's goods,

(hereinafter referred to collectively as “Tenant’s Events of Default”)

and, upon notice by the Landlord demanding for the remedy of such Tenant’s Events of Default (if so capable of remedy) within thirty (30) days or such other period mutually agreed between the Parties (“Remedy Period”), the Tenant fails to remedy such Tenant’s Events of Default within the said Remedy Period, Landlord shall be entitled to terminate the Tenancy by issuing notice of termination to the Tenant.

(ii)	In the event of:

(A)	any breach or non-observance of any of the terms, conditions, covenants and stipulations on the Landlord's part herein contained;

(B)	the Landlord during the Term shall commit any act of bankruptcy or being a company shall go into liquidation either voluntary or compulsory (save for the purposes of amalgamation or reconstruction);

(C)	the Landlord during the Term shall enter into any arrangement or composition for the benefit of the Landlord's creditors; or

(D)	the Landlord shall suffer any distress or execution to be levied on the

Landlord’s goods,

(hereinafter referred to collectively as “Landlord’s Events of Default”)

and, upon notice by the Tenant requesting for remedy of such Landlord’s Event of Default (if so capable of remedy) within the Remedy Period, Tenant shall be entitled to terminate the Tenancy by issuing notice of termination to the Landlord if the Landlord fails to remedy such Landlord’s Event of Default within the said Remedy Period.

(iii)

Notwithstanding any other provision in this Agreement, the Tenant may, at any time during the Term of Tenancy, terminate this Tenancy by giving not less than six (6) months written notice to the Landlord and upon the expiration of such notice this Tenancy shall cease and be terminated.

(iv)	In the event of expiry of Tenancy or if the Tenancy is terminated pursuant to Clause5(a)(i), (ii) or (iii) above, as the case may be:

(A)

the Demised Premises and any interest thereon shall revert to or be vested in the Landlord. It shall be lawful for the Landlord at any time after the termination of the Tenancy to re-enter upon and recover possession of the Demised Premises;

(B)

the Security Deposit shall be refunded, free of interest, by the Landlord to the Tenant within fourteen (14) days of the date of expiry or termination of the Tenancy, as the case may be, subject always to any deduction for any payment due and payable by the Tenant to the Landlord pursuant to the terms and conditions of this Agreement;

(C)

in the event of termination due to default under Clause 5(a)(i) or (ii), the defaulting Party shall be liable for any loss and damage directly suffered by the innocent Party as a result of such default;

(D)

any movable property, machineries, tools or equipment installed by the Tenant for the purposes of the Purpose at the Demised Premises shall remain the property of the Tenant. Tenant shall dismantle or remove such movable property, machineries, tools or equipment at its own costs and expenses within a reasonable time after the expiry or termination of Tenancy to be mutually agreed between the Parties;

(E)

in the event that any damage is caused by such dismantling or removal activities referred to in Clause 5(a)(iv)(D) above, the Tenant shall pay all costs and expenses incurred for repairing the damage caused and restore the Demised Premises to its original conditions. For the avoidance of doubt, in the event the Tenant fails to repair any damage caused, the Landlord shall be entitled to appoint third party to carry out the repair works and any cost incurred by the Landlord shall be fully borne by the Tenant; and

(F)

for clarification purposes, in the event that the Tenant fails to dismantle or remove the said movable property, machineries, tools or equipment within the agreed time after the expiry or termination of Tenancy, Landlord is entitled to dispose of (subject to reasonable notice of such disposal to the Tenant) the said movable property, machineries, tools or equipment upon the Landlord’s re-entry into the Demised Premises,

(v)

The expiry or termination of this Agreement shall not affect or prejudice the rights of either Party to take action or claim damages in respect of any antecedent breach of the terms and conditions of this Agreement.

(b)	Force Majeure

(i)

Neither the Landlord nor the Tenant shall be in breach of its obligations under this Agreement if the Landlord or Tenant (as the case may be) is unable to perform its obligations under this Agreement (or any part thereof) as a result of the occurrence of an event of Force Majeure. An event of “Force Majeure” shall mean an event or circumstance which fulfils the criteria as set forth below:

(A)	beyond the reasonable control of the Party affected by such event, circumstance or combination of events or circumstances;

(B)	which was not foreseeable or, if foreseeable, could not have been prevented or avoided or overcome by the affected Party having taken all reasonable precautions and due care;

(C)	which directly causes the affected Party to be unable to comply with all or a material part of its obligations under this Agreement; and

(D)	which is not the direct result of a breach by the affected Party of its obligations under this Agreement,

PROVIDED THAT an event of Force Majeure shall not include economic downturn, non-availability of or insufficient of funds or lack of financing on the part of the Tenant to perform its obligations under this Agreement.

(ii)

If an event of Force Majeure occurs by reason of which either Party is unable to perform any of its obligations under this Agreement (or any part thereof) which has been affected by the event of Force Majeure, the Party shall inform the other Party immediately of the occurrence of that event of Force Majeure with full particulars and consequences thereof towards the implementation of this Agreement.

(iii)	If an event of Force Majeure causes the Demised Premises or part thereof to be unfit for the Purpose for a period of time longer than three (3) months:

(A)

the Rental, or a reasonable and fair rate mutually agreed by the Parties taking into account the nature and extent of damage, shall be suspended and cease from being payable until the Demised Premises becomes fully restored and fit for the Purpose; or

(B)	the Term may be extended, subject to agreement between the Parties.

(iv)

If either Party considers the event of Force Majeure to be of such severity or to be continuing for such period of time longer than three (3) months that effectively frustrates the original intention of this Agreement, or where the Demised Premises is completely or substantially destroyed or damaged by any event of Force Majeure (except where such destruction or damages has been caused by the fault or negligence of the Tenant) so as to be wholly unfit for the Purpose, then either Party may by written notice to the other within fourteen (14) days thereafter elect to terminate this Tenancy and such termination is to be effective on a date to be mutually agreed by the Parties and proportionate refund shall be made to the Tenant by the Landlord for any Rental paid in advance.

(v)

In the event that the Agreement is terminated under Clause 5(b)(iv), Clause 5(a)(iv) shall be applicable. Further, all rights and obligations of the Parties under this Agreement shall forthwith terminate and neither Party shall have any claim against the other Party and neither Party shall be liable to each other save for any rights and liabilities accruing prior to the occurrence of the events of Force Majeure.

(vi)

For the avoidance of doubt, the Parties shall continue to perform those parts of those obligations not affected, delayed or interrupted by an event of Force Majeure and such obligations shall, pending the outcome of this clause, continue in full force and effect.

(c)

Waiver

No relaxation, delay, indulgence, neglect or forbearance on the part of the Landlord in endeavouring to obtain payment of the Rental when the same become due and payable or to enforce performance or observance of the covenants, terms, conditions and stipulations herein contained on the Tenant's part or acceptance of Rental after the requisite notice to terminate the Tenancy has been served on the Tenant or any time which may be given by the Landlord to the Tenant shall prejudice or affect, restrict, exonerate or in any way affect as a waiver of any breach or continuing breach by the Tenant of any right of action against the Tenant.

(d)

Accident

The Landlord shall not be responsible to the Tenant or the Tenant's licensee, servant, agent or any other persons in the Demised Premises or calling upon the Tenant for any accident happened within the Demised Premises or any injury, damage or loss of any chattel or property suffered due to the accident, save where such injury, damage or loss is caused by the negligence or willful default of the Landlord of its agreed covenants, terms and conditions of this Agreement.

(e)

Registration of Tenancy

The Landlord and the Tenant hereby agree that this Tenancy shall not be required to be endorsed on the register document of title of the land on which the Demised Premises is erected thereon pursuant to Section 316 of the National Land Code, 1965 and the parties hereto further agree that it shall not be the obligation of the solicitors to perform this matter.

(f)	Applicability of National Land Code 1965 Part Fifteen of the National Land Code 1965 shall apply insofar as it is not inconsistent with the express terms and conditions herein contained.

(g)

Notice

Any notice required to be served or given under this Agreement shall be in writing and shall be deemed to be sufficiently served or given on both the Landlord and the Tenant if delivered by hand or by registered post to their addresses as set out in the First Schedule. A notice sent by registered post shall be deemed to be served at the time when it ought in due course of post be delivered.

(h)	Successors Bound This Agreement shall be binding upon the executors, heirs, administrators, personal representatives and successors in title of the parties hereto respectively.

(i)

Costs

The solicitors costs of and incidental to the preparation and execution of this Agreement shall be paid by each individual party hereto to their respective Solicitors. The fee and other charges (if any) in relation to the application for the Penang State Authority consent, the Penang Development Corporation (PDC) consent and the stamp duty payable on this Agreement shall be paid by the Tenant in the manner specified in Section 10 of the First Schedule hereto.

(j)	Time Time whenever mentioned shall be of the essence of this Agreement.

(k)

Schedules

The First, Second and Third Schedule hereto shall be taken, read and construed as essential parts of this Agreement and the special conditions, if any, set out in the Second Schedule hereto shall prevail if there is any conflict, discrepancy or variance between the said special conditions and any other terms or conditions of this Agreement.

(l)

Confidential Information

The Parties undertake with each other that they will at all times keep confidential and will not at any time use, divulge or communicate to any person other than to their respective officers, employees, consultants or agents on a need-to-know basis or as required by law only, all negotiations carried on and any information in respect of this Agreement and they will prevent the publication or unauthorized disclosure of any confidential concerning the same.

(m)

Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws or regulations effective and applicable during the Term, such provision shall be fully severable and this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never comprised as part of this Agreement and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision.

(n)

Entire Agreement

This Agreement sets forth the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written representations and understandings.

(o)

Signatory

It is agreed that this Agreement may be executed by electronic signature of the signatory and transmitted by facsimile or other electronic means shall be deemed to be its original signature for the purposes of this Agreement. The exchange of copies for this Agreement and of the signature page thereto by facsimile or other electronic means of transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.

(p)

Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together and when delivered to the Parties hereto shall contribute one and the same instrument, and any of the Parties hereto may execute this Agreement by signing such counterpart.

(q)

Compliance with Law

The Parties shall and undertake to comply with all laws, rules and regulations currently in force and/or any directives of any relevant authorities from time to time and maintain all such licences, permits and approvals as required in relation to the performance of this Agreement.

(r)

No Relationship, Partnership

Nothing contained herein shall be deemed or construed by the Parties hereto nor by any third party as creating the relationship of partnership or principal and agent or of joint venture between the Parties hereto and it being understood and agreed that neither the method of computation of Rental nor any other provision contained herein nor any act of the Parties hereto shall be deemed to create any relationship of the Landlord and Tenant other than upon the terms and conditions as provided in this Agreement.

(s)

Policy and Process Integrity

The Parties shall act with the highest standards of honesty, fairness and integrity in all its corporate activities, communications, dealings, activities or relationships in respect of the Agreement. Any breach or non-compliance with this clause by either Party shall result in the Agreement being terminated.

(t)

Anti-Bribery and Anti-Corruption

The Parties shall not violate any laws relating to the prevention of corruption or bribery in Malaysia or any jurisdiction in which the Parties are bound. In particular, the Parties, its directors, employees, officers, agents or any person associated with or acting on behalf of the Parties or any of its subsidiaries or affiliates, shall not in any way or form, offer or solicit or accept an advantage to and/or from any Party in connection with the Agreement. Any breach or non-compliance with this section by either Party shall result in the Agreement being terminated.

(u)	Amendment No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made by mutual consent and made in writing and duly signed by the Parties.

(v)	Applicable Laws This Agreement shall be governed by and construed in accordance with the laws of Malaysia and the Parties irrevocably submit to the exclusive jurisdiction of the courts of Malaysia.

(w)	Interpretations In this Agreement where the context so admits:

(i)	where two or more persons are included in the expression "the Landlord" and "the Tenant" this Agreement shall be binding upon such persons jointly and severally;

(ii)	words importing the masculine gender only include the feminine and neuter genders;

(iii)	words importing the singular number only include the plural and vice versa;

(iv)	words applicable to natural persons include any company or corporation;

(v)	the headings and sub-headings to the clauses are for convenience of reference only and shall not affect the interpretation and construction thereof;

(vi)	references to clauses, appendices, annexure and schedules are references to clauses, appendices, annexure and schedules of this Agreement;

(vii)	references to clauses shall be read in the case of sub-clauses, paragraphs and sub-paragraphs as being references to sub-clauses, paragraphs and sub-paragraphs as may be appropriate;

(viii)

references to any legislation or any provisions of any legislation shall include any statutory modification or re-enactment of, or any legislative provision substituted for such legislation and statutory instruments issued under such legislation or provisions;

(ix)	references to any document or agreement shall be deemed to include references to such document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(x)	a reference to an “agreement” other than this Agreement includes an undertaking, deed, concession, treaty, agreement, or legally enforceable arrangement or understanding whether or not in writing;

(xi)	where any word or expression is defined in this Agreement, the definition shall extend to all grammatical variations and cognate expressions of the word or expression so defined;

(xii)

for the purpose of calculating any period of time stipulated herein, or when an act is required to be done within a specified period from or after a specified date, the period is exclusive of, and time begins to run after, the date so specified;

(xiii)	any reference to a "day", "month" or "year" is to that day, month or year in accordance with the Gregorian calendar.

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THE FIRST SCHEDULE

Section No.	Items	Particulars
1.	Date Of This Agreement	04 DEC 2023
2.	Particulars Of Landlord	PERFECT PRESS SDN BHD [Co. No:199601030608(402960-H)] Of No. 5 & 7, Lorong Nafiri 1, Valdor Light Industrial Complex, 14200 Sungai Bakap, Seberang Perai Selatan, Pulau Pinang
3.	Particulars Of Tenant	inTEST SE ASIA SDN BHD [Co. No: 202301043866 (1537782-A)]
4.	Particulars Of Demised Premises	SV24, Batu Kawan Industrial Park, 14100 Simpang Ampat, Pulau Pinang.
5.	The Term Of Tenancy

For an initial term of Three (3) years commencing on the Date of Commencement, Subject Always to the issuance of the Certificate of Compliance and Completion from the relevant Authority, and thereafter renewal for one (1) successive term of two (2) years at the option of the Tenant to be exercised in the manner and upon the terms set out in Paragraph 4 of the Second Schedule.

6.	Renovation Period Date Of Commencement : Date Of Expiry	One (1) month from date of issuance of CCC. 1st April 2024 31st March 2027 Subject Always to the issuance of the Certificate of Compliance and Completion from the relevant Authority.
7.	Rental	Ringgit Malaysia Sixty Five Thousand (RM65,000.00) per month payable in advance on the 07th day of each and every succeeding month.
8.	Security Deposit Under Clause 3(a) Of This Agreement	Security Deposit (Three (3) months’ Rental); Total Security Deposit of Ringgit Malaysia One Hundred and Ninety Five Thousand (RM195,000.00) only.
9.	Use Of Demised Premises	For industrial purposes only for the provision of electronic manufacturing services and the design, manufacture, testing and distribution of electronic components, assemblies and sub-assemblies.
10.	Payment Of Penang State Authority’s consent, Penang Development Corporation’s (PDC) consent and Stamp Duty	To be borne by the Tenant.
11.	Payment Method	Bank Transfer Recipient name : Perfect Press Sdn. Bhd Bank Name : Public Islamic Bank Berhad Branch : Simpang Ampat, Penang Bank Account Number : [REDACTED]

THE SECOND SCHEDULE

1.	The Landlord hereby agrees to deliver early vacant possession of the Demised Premises to the Tenant on …………….for Renovation purpose.

2.

If the Tenant terminates this Agreement before the expiration of the Term pursuant to Clause 5(a)(iii) or if the Tenancy be terminated by the Landlord pursuant to Clause 5(a)(i) of this Agreement, the Security Deposit shall be forfeited by the Landlord as agreed liquidated damages but without prejudice to the rights of action of the Landlord against the Tenant in respect of any arrears of Rental or for any antecedent breach of the Tenant’s covenants herein contained.

3.

If the Tenancy is terminated by the Tenant pursuant to Clause 5(a)(ii) of this Agreement, a sum equivalent to the amount of the Security Deposit shall deemed payable by the Landlord as agreed liquidated damages but without prejudice to the rights of action of the Tenant against the Landlord for any antecedent breach of the Landlord’s covenants and obligations herein contained.

4.

If the Tenant shall be desirous of renewing the Tenancy of the Demised Premises for a further period of two (2) years from the Date of Expiry of the Tenancy, the Tenant shall give to the Landlord not less than three (3) months' notice in writing to that effect prior to the Date of Expiry and PROVIDED ALWAYS that there shall not be any existing breaches or non-observances of any of the terms and conditions of this Agreement on the part of the Tenant herein contained then the Landlord shall renew this Agreement for a further term of two (2) years from the Date of Expiry at a revised rental provided that such revised rental shall not constitute an increase of more than ten per cent (10%) of the Rental and shall, unless otherwise mutually agreed in writing, be subject to the same terms and conditions as herein contained except this clause for renewal. For the avoidance of doubt, references to ‘Term’ in this Agreement shall include the Term as may be renewed in accordance with the terms herein.

5.

In the event that any goods and services tax, value added tax or any similar tax and any other duties, taxes, levies or imposts whatsoever (collectively referred to as “the Tax”) are introduced by any Authority are payable under the laws of Malaysia in connection with any supply of goods and/or services made or deemed to be made under this Agreement, the Landlord will be entitled to charge the Tenant for such amounts and the Tenant agrees to pay the Landlord the Tax and any other duties, taxes, levies or imposts whatsoever allowed by the laws of Malaysia. Such tax, duties, levies or imposts payable shall be paid in addition to the applicable Rental and other charges. All provisions in this Agreement on payment of Rental and default thereof shall apply equally to the Tax and any other duties, taxes, levies or imposts.

THE THIRD SCHEDULE

PERMISSIBLE MATERIALS

Includes, but is not limited to the following combustible, flammable or dangerous materials, articles or substances:

1.	Refrigerant charging;
2.	Materials, articles or substances for brazing process;
3.	Such other materials, articles or substances as may be from time to time be necessary for the manufacture and engineering of the components anticipated for the Purpose,

Provided Always that the storage and use of such materials, articles or substances are not illegal under the applicable laws and the necessary consents, licences and/or approvals for the storage or use of the same (if any) has been duly obtained by the Tenant.

**********************************

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year herein set forth in Section 1 of the First Schedule hereto.

SIGNED by the	)
abovenamed	)
LANDLORD in the	)	/s/ Tan Boon How
presence of:	)
/s/ Tan Boon Hooi		TAN BOON HOW (Director)
for and on behalf of
PERFECT PRESS SDN. BHD.
[Company No. 199601030608 (402960-H)]

SIGNED by the	)
abovenamed	)
TENANTin the	)
presence of:	)	/s/ Duncan Paul Gilmour
/s/ Richard Rogoff
DUNCAN PAUL GILMOUR (Director)
for and on behalf of
inTEST SE ASIA SDN BHD
[Company No. 202301043866 (1537782-A)]